                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES FAR-1

                                DISTRIBUTION DATE
                                  APRIL 1, 2004
                             CUSIP NUMBER 740434659

      (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the 7.55% Senior Debentures due 2028 issued by First American Corporation (the "Underlying Securities"):

                        Interest:                    $1,698,750.00
                        Principal:                            0.00
                        Premium:                              0.00

      (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                        Paid by the Trust:               $    0.00
                        Paid by the Depositor:           $1,000.00

      (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution Date:

                        Interest:                    $1,698,750.00
                        Principal:                   $        0.00

                        Unpaid Interest Accrued:     $        0.00

      (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                        Principal Amount:                  $45,000,000.00
                        Interest Rate:                               7.55%
                        Rating:
                          Moody's Investor Service                          BAA2
                          Standard & Poor's Rating Service                  BBB

      (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                        Initial Principal Balance:   $45,000,000.00
                        ($25 Stated Amount)
                        Reduction:                               (0)
                                                ---------------------
                        Principal Balance 04/1/04:   $45,000,000.00